Exhibit 99.1
MARTIN MIDSTREAM PARTNERS
TO ISSUE FOURTH QUARTER AND FISCAL YEAR 2009 RESULTS
AND HOLD INVESTORS’ CONFERENCE CALL
     KILGORE, Texas, February 26, 2010/PRNewswire-FirstCall via COMTEX/ — Martin Midstream Partners L.P. (Nasdaq: MMLP) announced today that it plans to publicly release its financial results for the fourth quarter and year ended December 31, 2009 after the market closes on Thursday, March 4, 2010.
     In addition, MMLP intends to file its annual report on Form 10-K for the year ended December 31, 2009 after the market closes on Thursday, March 4, 2010.
     An investors’ conference call to review the fourth quarter and annual results will be held on Friday, March 5, 2009 at 8:00 a.m. Central Time. The conference call can be accessed by calling (877) 878-2695. An audio replay of the conference call will be available by calling (800) 642-1687 from 10:30 a.m. Central Time on March 5, 2010 through 11:59 p.m. Central Time on March 12, 2010. The access codes for the conference call and the audio replay are as follows: Conference ID No. 59938853. The audio replay of the conference call will also be archived on MMLP’s website at www.martinmidstream.com.
     During the conference call, management will discuss certain non-generally accepted accounting principle financial measures for which reconciliations to the most directly comparable GAAP financial measures will be provided in MMLP’s announcement concerning its financial results for the fourth quarter and fiscal year 2009 and will be available on the investor relations page of MMLP’s website.
About Martin Midstream Partners (NASDAQ: MMLP)
     Martin Midstream Partners is a publicly traded limited partnership with a diverse set of operations focused primarily in the United States Gulf Coast region. MMLP’s primary business lines include: terminalling and storage services for petroleum products and by-products; natural gas gathering and processing and NGL distribution services; marine transportation services for petroleum products and by-products; and sulfur and sulfur-based products processing, manufacturing, marketing and distribution.
Forward-Looking Statements
     Statements about Martin Midstream Partners’ outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside its control, which could cause actual results to differ materially from such statements. While MMLP believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in MMLP’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission. Martin Midstream Partners disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise.

Additional information concerning Martin Midstream is available on its website at www.martinmidstream.com, or through
Joe McCreery,
Vice President — Finance & Head of Investor Relations,
Martin Midstream Partners L.P.
Phone: (903) 812-7989
joe.mccreery@martinmlp.com

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